Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

SECOND QUARTER 2009 RESULTS

Second Quarter 2009 Highlights

•	Reported second quarter loss per share from continuing operations of $2.14; adjusted earnings per share of $0.11

•	Adjusted operating margins improve reflecting aggressive cost management

•	Completed sale of commercial print finishing business

LINCOLNSHIRE, ILLINOIS, July 27, 2009 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its second quarter and six month results for the period ended June 30, 2009.

“Sales continue to be negatively impacted by the global economic environment,” said Robert J. Keller, chairman and chief executive officer. “Nevertheless, we maintained our profitability on an adjusted basis and improved our cash flow through aggressive cost and working capital management. We continue to win new business that we expect will begin to improve our top and bottom lines in the second half of 2009 and into 2010. We also sold a non-performing asset, our commercial print finishing business.”

Second Quarter Results

Net sales decreased 27%, to $303.8 million from $414.0 million in the prior-year quarter. Excluding the effect of currency translation, sales declined 19%. The company reported a second quarter loss from continuing operations of $116.7 million, or $2.14 per diluted share, compared to a loss of $5.8 million, or $0.11 per diluted share, in the prior-year period. Included in the second quarter loss was a non-cash charge of $108.1 million to establish a valuation allowance against the company’s U.S. deferred tax assets. This was the result of the company’s quarterly assessment confirming its ability to use its deferred tax assets in the future. In addition, the company recorded non-cash trade name impairment charges of $1.8 million and restructuring and other costs totaling $10.2 million. The prior-year results include goodwill and asset impairment charges of $14.1 million and restructuring and other costs totaling $1.0 million. Excluding charges, adjusted income from continuing operations decreased 14% to $6.4 million, or $0.11 per diluted share, compared to $7.4 million, or $0.14 per share, in the prior-year period.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas net sales decreased 24% to $162.0 million from $211.9 million. Excluding the effects of currency translation, sales declined 20%. The decrease reflects volume declines in the U.S. and Canada driven by continued weakness in consumer and business demand.

ACCO Brands Americas reported operating income of $5.6 million, compared to an operating loss of $2.0 million in the prior-year quarter. Adjusted operating income was $9.7 million, compared to $10.0 million in 2008, and adjusted operating margin increased to 6.0% from 4.7%. The increase in adjusted operating income margins was primarily the result of cost reduction activities, including lower marketing expenditures, headcount reductions, temporary salary and benefit plan reductions, partially offset by lower sales volume and expensing inventory that was purchased when commodity costs were higher.

ACCO Brands International

ACCO Brands International net sales decreased 30% to $102.7 million, compared to $147.3 million in the prior-year quarter. Excluding the effect of currency translation, sales declined 17%. The decrease primarily reflected continued volume declines in Europe partially offset by price increases.

ACCO Brands International reported operating income of $1.2 million compared to $10.3 million in the prior-year quarter. Adjusted operating income decreased 40% to $7.8 million, from $13.0 million, and adjusted operating income margin decreased to 7.6%, from 8.8%. The decline in adjusted operating income was primarily the result of lower sales volume partially offset by cost reduction activities.

Computer Products Group

Computer Products net sales decreased 29% to $39.1 million, compared to $54.8 million in the prior-year quarter. Adjusting for the effects of currency translation comparable sales declined 22%. The decline was due to lower sales volumes, particularly in the United States and United Kingdom. The loss of U.S. sales to Circuit City due to its bankruptcy accounted for 7% of the segment decline.

Computer Products reported operating income decreased 24% to $7.9 million, from $10.4 million in the prior-year quarter. Adjusted operating income decreased 15% to $9.2 million, from $10.8 million, while adjusted operating income margin increased to 23.5%, from 19.7%. The decline in adjusted operating income was driven by lower sales volume and increased customer rebate programs, partially offset by reduced costs, including lower marketing expenditures, headcount reductions, temporary salary and benefit plan reductions.

Six Month Results

For the year-to-date period, total company net sales decreased 27%, to $597.2 million from $814.0 million. Excluding the effect of currency translation, sales declined 18%. The company reported a loss from continuing operations of $120.4 million, or $2.21 per diluted share, for the six months ending June 30, 2009 compared to a loss of $7.9 million, or $0.15 per diluted share, in the prior-year period. The six month results include a $108.1 million non-cash charge to establish a valuation allowance against the company’s U.S. deferred tax assets as well as restructuring and other costs totaling $13.6 million and trade name impairment charges totaling $1.8 million. The prior-year results include goodwill and asset impairment charges of $14.1 million and restructuring and other costs totaling $12.2 million. Excluding charges, adjusted income from continuing operations decreased 59% to $5.4 million, or $0.10 per diluted share, compared to $13.3 million, or $0.24 per share, in the prior-year period.

Business Outlook

The company anticipates that 2009 will continue to be challenging due to uncertainty around consumer and business spending, particularly around higher margin durable products. However, we currently expect the rate of the year-over-year sales decline will be lower in the second half of 2009, with sales down 15-20%, versus a year-over-year decline of 27% in the first half of 2009. The lower rate of decline is the result of the prior period already reflecting some of the economic slowdown, less customer inventory destocking, less adverse foreign exchange conversion and some benefit from pipeline fill related to anticipated 2010 market share gains.

In terms of operating margin, we expect the second half of 2009 to be favorable year-over-year, driven by the fourth quarter, due to a combination of more favorable commodity costs, less adverse sales volume decline and foreign exchange conversion, and realization of additional cost-cutting initiatives. Therefore, we believe our trailing-twelve-month EBITDA as of December 31, 2009 will show improvement over the levels as of June 30, 2009 and September 30, 2009.

Looking forward to 2010, we currently anticipate sales to be flat or show modest improvement driven by a combination of share gains and favorable foreign exchange translation, which are expected to offset continued lower demand. Improvement in operating profit is expected to be greater than the top line as a result of the flow through of permanent cost reductions implemented in 2009, more favorable commodity costs and favorable foreign exchange translation.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring, goodwill and asset impairment charges and unusual tax items. In addition, “adjusted” results also exclude certain other charges that are incremental to the company’s restructuring actions and include costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs. Adjusted supplemental EBITDA from continuing operations excludes restructuring, goodwill and asset impairment charges, and other non-operating items, including other income/expense and stock-based compensation expense. In addition, certain other charges incremental to the company’s restructuring actions (as described above) are also excluded. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline® , Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to our ability to refinance our current indebtedness; market conditions for corporate debt; fluctuations in cost and availability of raw materials; our ability to remain in compliance with our financial ratio covenants; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended June 30,
	2009			2008
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$303.8	$—	$303.8	$414.0	$—	$414.0	(27)%	(27)%
Cost of products sold	215.0	(0.3)	214.7	289.2	(1.9)	287.3	(26)%	(25)%

Gross profit	88.8	0.3	89.1	124.8	1.9	126.7	(29)%	(30)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	64.4	(0.2)	64.2	95.1	2.5	97.6	(32)%	(34)%
Amortization of intangibles	1.9	—	1.9	2.0	—	2.0	(5)%	(5)%
Restructuring charges	9.7	(9.7)	—	1.6	(1.6)	—	NM	NM
Goodwill and asset impairment charges (B)	1.8	(1.8)	—	14.1	(14.1)	—	(87)%	NM

Total operating costs and expenses	77.8	(11.7)	66.1	112.8	(13.2)	99.6	(31)%	(34)%

Operating income	11.0	12.0	23.0	12.0	15.1	27.1	(8)%	(15)%

Non-operating expense (income)
Interest expense	15.8	—	15.8	15.8	—	15.8	—%	—%
Equity in (earnings) of joint ventures	(0.4)	—	(0.4)	(1.8)	—	(1.8)	78%	78%
Other (income) expense, net	(0.9)	—	(0.9)	2.8	—	2.8	132%	132%

Income (loss) from continuing operations before income taxes	(3.5)	12.0	8.5	(4.8)	15.1	10.3	(20)%	(21)%
Income tax expense (benefit) (C)	113.2	(111.1)	2.1	1.0	1.9	2.9	NM	(28)%

Income (loss) from continuing operations	(116.7)	123.1	6.4	(5.8)	13.2	7.4	NM	(14)%
Loss from discontinued operations, net of income taxes	(4.7)	(1.0)	(5.7)	(40.9)	39.8	(1.1)	(89)%	NM

Net income (loss)	$(121.4)	$122.1	$0.7	$(46.7)	$53.0	$6.3	NM	(89)%

Per Share:
Basic earnings (loss) per share:
Income (loss) from continuing operations	$(2.14)		$0.12	$(0.11)		$0.14	NM	(14)%
Loss from discontinued operations	(0.09)		(0.10)	(0.75)		(0.02)	(88)%	NM

Basic earnings (loss) per share	$(2.23)		$0.01	$(0.86)		$0.12	NM	(92)%

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(2.14)		$0.11	$(0.11)		$0.14	NM	(21)%
Loss from discontinued operations	(0.09)		(0.10)	(0.75)		(0.02)	(88)%	NM

Diluted earnings (loss) per share	$(2.23)		$0.01	$(0.86)		$0.12	NM	(92)%

Weighted average number of shares outstanding:
Basic	54.5		54.5	54.2		54.2
Diluted	54.5		56.0	54.2		54.7

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended June 30,
	2009		2008
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.2%	29.3%	30.1%	30.6%
Advertising, selling, general and administrative	21.2%	21.1%	23.0%	23.6%
Operating income	3.6%	7.6%	2.9%	6.5%
Income (loss) from continuing operations before income taxes	(1.2)%	2.8%	(1.1)%	2.6%
Net income (loss)	(40.0)%	0.2%	(11.3)%	1.5%
Income tax rate	NM	24.7%	(22.7)%	27.1%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses have also been excluded. These charges are incremental to the cost of the Company’s underlying restructuring actions and do not qualify as restructuring pursuant to the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These charges included costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs. Other charges in 2008 include a $3.6 million gain on the sale of a manufacturing facility.
(B)	As of the end of the second quarter of 2009, the Company recorded pretax non-cash trade name impairment charges totaling $1.8 million related to the ACCO Brands Americas ($0.9 million) and ACCO Brands International ($0.9 million) reporting units. As of the end of the second quarter of 2008, the Company recorded pretax non-cash goodwill impairment charges totaling $14.1 million related to the ACCO Brands Americas ($9.9 million) and ACCO Brands International ($4.2 million) reporting units.
(C)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2009	2008	% Change
Net loss	$(121.4)	$(46.7)	(160)%
Discontinued operations	4.7	40.9	(89)%
Restructuring charges	9.7	1.6	NM
Other charges included in Cost of products sold (D)	0.3	1.9	(84)%
Other charges included in Advertising, selling, general and administrative expenses (D)	0.2	(2.5)	108%
Goodwill and asset impairment charges	1.8	14.1	(87)%
Income taxes impact of adjustments (E)	111.1	(1.9)	NM

Adjusted income from continuing operations	6.4	7.4	(14)%
Interest expense, net	15.8	15.8	—%
Adjusted income tax expense	2.1	2.9	(28)%
Depreciation (F)	8.1	8.0	1%
Amortization of intangibles	1.9	2.0	(5)%
Other (income) expense, net (G)	(0.9)	2.8	(132)%
Stock-based compensation expense (H)	0.7	2.8	(75)%

Adjusted supplemental EBITDA from continuing operations	$34.1	$41.7	(18)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	11.2%	10.1%

(D)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses have also been excluded. These charges are incremental to the cost of the Company’s underlying restructuring actions and do not qualify as restructuring pursuant to the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These charges included costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs. Other charges in 2008 include a $3.6 million gain on the sale of a manufacturing facility.
(E)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(F)	Represents total depreciation less depreciation of $0.4 million for the three months ended June 30, 2008 that have been included in other charges (see (D) above) which are excluded from adjusted income from continuing operations.
(G)	Other income for 2009 represents foreign exchange gains resulting from currency volatility between recording foreign currency expenses and final settlement.
(H)	Stock-based compensation expense for the three months ended June 30, 2009, excludes $0.1 million that has been included in restructuring charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Six Months Ended June 30,
	2009			2008
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$597.2	$—	$597.2	$814.0	$—	$814.0	(27)%	(27)%
Cost of products sold	426.3	(1.7)	424.6	568.3	(5.1)	563.2	(25)%	(25)%

Gross profit	170.9	1.7	172.6	245.7	5.1	250.8	(30)%	(31)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	129.0	0.2	129.2	198.1	0.1	198.2	(35)%	(35)%
Amortization of intangibles	3.6	—	3.6	3.9	—	3.9	(8)%	(8)%
Restructuring charges	12.1	(12.1)	—	7.2	(7.2)	—	68%	NM
Goodwill and asset impairment charges (B)	1.8	(1.8)	—	14.1	(14.1)	—	(87)%	NM

Total operating costs and expenses	146.5	(13.7)	132.8	223.3	(21.2)	202.1	(34)%	(34)%

Operating income	24.4	15.4	39.8	22.4	26.3	48.7	9%	(18)%

Non-operating expense (income)
Interest expense	31.9	—	31.9	31.9	—	31.9	—%	—%
Equity in (earnings) of joint ventures	(0.7)	—	(0.7)	(3.5)	—	(3.5)	(80)%	(80)%
Other (income) expense, net	1.5	—	1.5	1.9	—	1.9	(21)%	(21)%

Income (loss) from continuing operations before income taxes	(8.3)	15.4	7.1	(7.9)	26.3	18.4	(5)%	(61)%
Income tax expense (benefit) (C)	112.1	(110.4)	1.7	—	5.1	5.1	NM	(67)%

Income (loss) from continuing operations	(120.4)	125.8	5.4	(7.9)	21.2	13.3	NM	(59)%
Loss from discontinued operations, net of income taxes	(8.0)	1.0	(7.0)	(40.6)	39.6	(1.0)	(80)%	NM

Net income (loss)	$(128.4)	$126.8	$(1.6)	$(48.5)	$60.8	$12.3	NM	(113)%

Per Share:
Basic earnings (loss) per share:
Income (loss) from continuing operations	$(2.21)		$0.10	$(0.15)		$0.25	NM	(60)%
Loss from discontinued operations	(0.15)		(0.13)	(0.75)		(0.02)	(84)%	NM

Basic earnings (loss) per share	$(2.36)		$(0.03)	$(0.89)		$0.23	NM	(113)%

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(2.21)		$0.10	$(0.15)		$0.24	NM	(58)%
Loss from discontinued operations	(0.15)		(0.12)	(0.75)		(0.02)	(84)%	NM

Diluted earnings (loss) per share	$(2.36)		$(0.03)	$(0.89)		$0.23	NM	(113)%

Weighted average number of shares outstanding:
Basic	54.4		54.4	54.2		54.2
Diluted	54.4		56.2	54.2		54.6

Statistics (as a % of Net sales, except Income tax rate)

	Six Months Ended June 30,
	2009		2008
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	28.6%	28.9%	30.2%	30.8%
Advertising, selling, general and administrative	21.6%	21.6%	24.3%	24.3%
Operating income	4.1%	6.7%	2.8%	6.0%
Income (loss) from continuing operations before income taxes	(1.4)%	1.2%	(0.9)%	2.3%
Net income (loss)	(21.5)%	(0.3)%	(6.0)%	1.5%
Income tax rate	NM	23.9%	—%	27.1%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses have also been excluded. These charges are incremental to the cost of the Company’s underlying restructuring actions and do not qualify as restructuring pursuant to the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These charges included costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs. Other charges in 2008 include a $3.6 million gain on the sale of a manufacturing facility.
(B)	For the six months ended June 30, 2009, the Company recorded pretax non-cash trade name impairment charges totaling $1.8 million related to the ACCO Brands Americas ($0.9 million) and ACCO Brands International ($0.9 million) reporting units. For the six months ended June 30, 2008, the Company recorded goodwill impairment charges totaling $14.1 million related to the ACCO Brands Americas ($9.9 million) and ACCO Brands International ($4.2 million) reporting units.
(C)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred taxes.

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Six Months Ended June 30,
	2009	2008	% Change
Net loss	$(128.4)	$(48.5)	(165)%
Discontinued operations	8.0	40.6	(80)%
Restructuring charges	12.1	7.2	68%
Other charges included in Cost of products sold (D)	1.7	5.1	(67)%
Other charges included in Advertising, selling, general and administrative expenses (D)	(0.2)	(0.1)	(100)%
Goodwill and asset impairment charges	1.8	14.1	(87)%
Income taxes impact of adjustments (E)	110.4	(5.1)	NM

Adjusted income from continuing operations	5.4	13.3	(59)%
Interest expense, net	31.9	31.9	—%
Adjusted income tax expense	1.7	5.1	(67)%
Depreciation (F)	15.7	16.5	(5)%
Amortization of intangibles	3.6	3.9	(8)%
Other (income) expense, net	1.5	1.9	(21)%
Stock-based compensation expense (G)	1.5	3.7	(59)%

Adjusted supplemental EBITDA from continuing operations	$61.3	$76.3	(20)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	10.3%	9.4%

(D)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses have also been excluded. These charges are incremental to the cost of the Company’s underlying restructuring actions and do not qualify as restructuring pursuant to the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These charges included costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs. Other charges in 2008 include a $3.6 million gain on the sale of a manufacturing facility.
(E)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(F)	Represents total depreciation less depreciation of $0.7 million for the six months ended June 30, 2008 that have been included in other charges (see (D) above), which are excluded from adjusted income from continuing operations.
(G)	Stock-based compensation expense for the six months ended June 30, 2009, excludes $0.2 million that has been included in restructuring charges, which are excluded from adjusted income (loss) from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2009					2008					Changes
	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points
Q1:
ACCO Brands Americas	$157.7	$6.2	$0.3	$6.5	4.1%	$200.4	$(0.4)	$4.3	$3.9	1.9%	$(42.7)	(21)%	$2.6	67%	220
ACCO Brands International	100.3	5.6	2.6	8.2	8.2%	151.6	10.3	5.7	16.0	10.6%	(51.3)	(34)%	(7.8)	(49)%	(240)
Computer Products	35.4	4.8	0.5	5.3	15.0%	48.0	6.5	1.2	7.7	16.0%	(12.6)	(26)%	(2.4)	(31)%	(100)
Corporate	—	(3.2)	—	(3.2)		—	(6.0)	—	(6.0)		—		2.8

Total	$293.4	$13.4	$3.4	$16.8	5.7%	$400.0	$10.4	$11.2	$21.6	5.4%	$(106.6)	(27)%	$(4.8)	(22)%	30

Q2:
ACCO Brands Americas	$162.0	$5.6	$4.1	$9.7	6.0%	$211.9	$(2.0)	$12.0	$10.0	4.7%	$(49.9)	(24)%	$(0.3)	(3)%	130
ACCO Brands International	102.7	1.2	6.6	7.8	7.6%	147.3	10.3	2.7	13.0	8.8%	(44.6)	(30)%	(5.2)	(40)%	(120)
Computer Products	39.1	7.9	1.3	9.2	23.5%	54.8	10.4	0.4	10.8	19.7%	(15.7)	(29)%	(1.6)	(15)%	380
Corporate	—	(3.7)	—	(3.7)		—	(6.7)	—	(6.7)		—		3.0

Total	$303.8	$11.0	$12.0	$23.0	7.6%	$414.0	$12.0	$15.1	$27.1	6.5%	$(110.2)	(27)%	$(4.1)	(15)%	110

YTD:
ACCO Brands Americas	$319.7	$11.8	$4.4	$16.2	5.1%	$412.3	$(2.4)	$16.3	$13.9	3.4%	$(92.6)	(23)%	$2.3	17%	170
ACCO Brands International	203.0	6.8	9.2	16.0	7.9%	298.9	20.6	8.4	29.0	9.7%	(95.9)	(32)%	(13.0)	(45)%	(180)
Computer Products	74.5	12.7	1.8	14.5	19.5%	102.8	16.9	1.6	18.5	18.0%	(28.3)	(28)%	(4.0)	(22)%	150
Corporate	—	(6.9)	—	(6.9)		—	(12.7)	—	(12.7)		—		5.8

Total	$597.2	$24.4	$15.4	$39.8	6.7%	$814.0	$22.4	$26.3	$48.7	6.0%	$(216.8)	(27)%	$(8.9)	(18)%	70

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change – Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2009:
ACCO Brands Americas	(21.3)%	(4.2)%	(17.1)%	1.3%	(18.4)%
ACCO Brands International	(33.8)%	(16.7)%	(17.1)%	4.4%	(21.5)%
Computer Products	(26.3)%	(9.0)%	(17.3)%	0.4%	(17.7)%

Total	(26.7)%	(9.5)%	(17.2)%	2.4%	(19.6)%

Q2 2009:
ACCO Brands Americas	(23.5)%	(3.1)%	(20.4)%	—%	(20.4)%
ACCO Brands International	(30.3)%	(13.6)%	(16.7)%	5.1%	(21.8)%
Computer Products	(28.6)%	(6.6)%	(22.0)%	(2.6)%	(19.4)%

Total	(26.6)%	(7.3)%	(19.3)%	1.4%	(20.7)%

2009 YTD:
ACCO Brands Americas	(22.5)%	(3.6)%	(18.9)%	0.6%	(19.5)%
ACCO Brands International	(32.1)%	(15.2)%	(16.9)%	4.8%	(21.7)%
Computer Products	(27.5)%	(7.7)%	(19.8)%	(1.2)%	(18.6)%

Total	(26.6)%	(8.4)%	(18.2)%	1.9%	(20.1)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	June 30, 2009
Current debt obligations, including current portion of long-term debt	$115.0
Long-term debt obligations	609.5

Total outstanding debt	724.5
Less: cash and cash equivalents	33.0

Net debt	$691.5

Rollforward of Outstanding Debt	Three Months Ended June 30, 2009	Six Months Ended June 30, 2009
Balance, beginning of period	$740.3	$708.7
Net incremental (repayments)/borrowings	(24.8)	9.6
Impact of change in FX rates	9.0	6.2

Balance, end of period	$724.5	$724.5

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended June 30, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$143.4
Net debt (see above)	$691.5
Gross debt (see above)	$724.5
Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	4.8
Leverage (gross debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	5.1

Interest Coverage Ratio (Adjusted Supplemental EBITDA from Continuing Operations to Interest)	Twelve Months Ended June 30, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$143.4
Trailing twelve months interest expense, net of interest income (A)	$63.7
Interest coverage (TTM adjusted supplemental EBITDA from Continuing Operations divided by TTM interest expense)	2.3

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended June 30, 2009
Current assets, excluding cash and cash equivalents (B)	$526.1
Current liabilities, excluding current debt obligations (C)	309.1

Net working capital	$217.0
Trailing twelve months (TTM) adjusted net sales (A)	$1,361.4
Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	15.9%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies. See page 13 for a reconciliation of trailing twelve months supplemental EBITDA from Continuing Operations to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended June 30,
	2009	2008
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense (A)	$8.1	$8.9
Intangible amortization expense (B)	$1.9	$2.6
Stock-based compensation expense (C)	$0.8	$3.0

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$2.6	$13.7
Restructuring and integration activities	$10.8	$6.2

	Six Months Ended June 30,
	2009	2008
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense (A)	$15.7	$18.2
Intangible amortization expense (B)	$3.6	$5.1
Stock-based compensation expense (C)	$1.7	$3.9

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$4.4	$30.0
Restructuring and integration activities	$20.7	$21.0

(A)	Includes depreciation expense from Discontinued Operations of $0.5 million and $1.0 million for the three and six months ended June 30, 2008, respectively.
(B)	Includes intangible amortization expense from Discontinued Operations of $0.6 million and $1.2 million for the three and six months ended June 30, 2008, respectively.
(C)	Includes stock-based compensation expense from Discontinued Operations of $0.1 million and $0.1 million for the three and six months ended June 30, 2008, respectively. In addition, $0.1 million and $0.2 million of stock-based compensation expense has been reported as a component of restructuring charges for the three and six months ended June 30, 2009.

	As of
	June 30, 2009	December 31, 2008	June 30, 2008
Selected Balance Sheet Data:
Cash and cash equivalents	$33.0	$18.1	$34.2
Accounts receivable, net	$256.7	$274.8	$329.7
Inventories, net	$229.6	$266.5	$286.1
Accounts payable	$100.8	$143.8	$137.1
Total outstanding debt	$724.5	$708.7	$835.9

ACCO Brands Corporation

Reconciliation of Net Loss to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	Trailing Twelve Months

Net sales	$410.8	$353.4	$293.4	$303.8	$1,361.4

Net loss	$(32.7)	$(258.0)	$(7.0)	$(121.4)	$(419.1)
Discontinued operations	17.7	17.9	3.3	4.7	43.6
Restructuring charges	4.8	16.8	2.4	9.7	33.7
Other charges included in COS (A)	1.8	0.6	1.4	0.3	4.1
Other charges included in SG&A (A)	(1.4)	4.6	(0.4)	0.2	3.0
Goodwill and asset impairment charges	11.3	249.0	—	1.8	262.1
Income tax impact of adjustments (B)	11.1	(10.5)	(0.7)	111.1	111.0

Adjusted income (loss) from continuing operations	$12.6	$20.4	$(1.0)	$6.4	$38.4

Interest expense, net	16.8	15.0	16.1	15.8	63.7
Adjusted income tax expense	6.5	9.8	(0.4)	2.1	18.0
Depreciation expense (C)	8.7	7.0	7.6	8.1	31.4
Amortization of intangibles	1.8	2.0	1.7	1.9	7.4
Other (income) expense, net	0.7	(19.8)	2.4	(0.9)	(17.6)
Stock-based compensation expense (D)	(0.3)	0.9	0.8	0.7	2.1

Adjusted supplemental EBITDA from continuing operations	$46.8	$35.3	$27.2	$34.1	$143.4

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, goodwill and asset impairment charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses have also been excluded. These charges are incremental to the costs of the Company’s underlying restructuring actions and do not qualify as restructuring pursuant to the provisions of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These charges include costs to improve the efficiency and utilization of its manufacturing and distribution facilities, equipment relocation costs, retention incentives and other facility-related costs.
(B)	During the second quarter of 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(C)	Represents total depreciation less depreciation of $0.1 million September 30, 2008, included in other charges, which are excluded from adjusted income (loss) from continuing operations.
(D)	Total stock-based compensation expense for the three months ended December 31, 2008, March 31, 2009 and June 30, 2009, excludes $1.2 million, $0.1 million and $0.1 million, respectively, that have been included in other charges, which are excluded from adjusted income (loss) from continuing operations.